UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) July 4, 2007

                              Gilman + Ciocia, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                     000-22996                11-2587324
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                 File Number)         Identification No.)

11 Raymond Avenue, Poughkeepsie, New York                               12603
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code (845) 486-0900


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 4, 2007, the Board of Directors appointed Karen Fisher as Chief Accounting Officer of Gilman + Ciocia, Inc. (the "Company"). Dennis Conroy, the former Chief Accounting Officer, will be assuming greater administrative and operational responsibilities within the Company. Information about Karen Fisher follows.

Ms. Fisher has been the Controller of the Company since March 2005 and was appointed Treasurer on May 25, 2007. Ms. Fisher is a Certified Public Accountant and holds a B.S. in Accounting from Arizona State University and an A.A.S. in Computer Information Systems from Dutchess Community College. Prior to joining the Company, Ms. Fisher was employed by Thomson Financial as Director of Financial Reporting and Accounting from March 2002 until March 2005 and the New York Times Company as Manager of Financial Reporting from July 1998 until July 2001. Ms. Fisher has over eight years of experience in public reporting and accounting. Prior to returning to New York, Ms. Fisher was the Assistant Controller for an engineering firm in Phoenix, AZ, where she was employed for over nine years. Ms. Fisher is 41 years old.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Gilman + Ciocia, Inc.
                                       -----------------------------------------
                                                    (Registrant)

Date: July 9, 2007
      -------------------------        /s/ Ted H. Finkelstein
                                       -----------------------------------------
                                       Name:  Ted H. Finkelstein
                                       Title: Vice President and General Counsel